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                                    FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                 FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              MICROSOFT CORPORATION
             (Exact name of registrant as specified in its charter)


               WASHINGTON                               91-1144442
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



                ONE MICROSOFT WAY, REDMOND, WASHINGTON 98052-6399
               (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each class                 Name of each exchange on which
              to be so registered                 each class is to be registered
                      N/A                                      N/A


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

         If this Form relates to registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

   % CONVERTIBLE EXCHANGEABLE PRINCIPAL-PROTECTED PREFERRED SHARES, SERIES A,
                            $.01 PAR VALUE PER SHARE
                                (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         The description of the registrant's __% Convertible Exchangeable Principal-Protected Preferred Shares, Series A, par value $0.01 per share (the "Series A Preferred Shares"), to be registered hereunder is incorporated by reference from the description of such shares contained in the Prospectus included in the registrant's Registration Statement on Form S-3 (Commission File No. 333-17143), as amended, originally filed on December 2, 1996, under the following captions: Prospectus Summary; Description of Capital Shares; Description of Series A Preferred Shares; and Description of Convertible Notes. This registration statement will incorporate by reference the description of the Series A Preferred Shares contained in any prospectus or supplement related to such shares subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.  Exhibits.

         The information required by this item is incorporated by reference to Exhibits 3.1, 3.2, 4.1 and 4.2 to the Registration Statement.


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 13th day of December, 1996.


                                               MICROSOFT CORPORATION


                                               By:   /s/ Robert A. Eshelman
                                                  ------------------------------
                                                         Robert A. Eshelman
                                                         Assistant Secretary